UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): August 25, 2016

Griffin-American Healthcare REIT IV, Inc.
(Exact name of registrant as specified in its charter)

Maryland	333-205960 (1933 Act)	47-2887436
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

18191 Von Karman Avenue, Suite 300 Irvine, California		92612
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (949) 270-9200
Not Applicable
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Charlottesville MOB

As previously reported in our Current Report on Form 8-K filed on July 27, 2016, we, through GAHC4 Charlottesville VA MOB, LLC, our wholly owned subsidiary, entered into an Agreement of Sale, or the Charlottesville Agreement, with PJP Building Five, L.C., or seller, and Chicago Title Insurance Company, as escrow agent, for the purchase of Charlottesville MOB, located in Charlottesville, Virginia, for a purchase price of $20,120,000, plus closing costs.

On August 25, 2016, we entered into a First Amendment to Agreement of Sale, or the Charlottesville First Amendment, with seller and, solely with respect to a newly added Section 5.1.19, Worrell Land and Development Company, L.C., or developer. The material terms of the Charlottesville First Amendment provide for: (i) additional representations and warranties from seller regarding a road development agreement and stormwater management and facilities maintenance agreement; (ii) additional conditions precedent to closing, including seller’s obligation to restripe or provide additional parking spaces at Charlottesville MOB, at seller’s sole cost and expense, and seller’s obligation to obtain the required approvals from Albemarle County for the alternative design and construction of a pedestrian pathway and to complete the construction and installation of such pathway in accordance with such approved design no later than two business days prior to closing, at seller’s sole cost and expense; provided, however, that in the event seller fails to satisfy such conditions related to the pathway, seller shall escrow a sum equal to 125% of the cost to complete the installation of the pathway, pursuant to the terms of the Charlottesville First Amendment, and complete the post-closing construction and installation of such pathway; (iii) developer’s agreement to remain responsible for certain payment obligations under the road development agreement; and (iv) our waiver of our right to terminate the Charlottesville Agreement prior to the expiration of the Due Diligence Period, as defined in the Charlottesville Agreement, and the expiration of the Due Diligence Period upon execution and delivery of the Charlottesville First Amendment.

The material terms of the Charlottesville First Amendment are qualified in their entirety by the agreement attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Bank of America Line of Credit

The information reported in Item 2.03 of this Current Report on Form 8-K is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On August 25, 2016, we, through Griffin-American Healthcare REIT IV Holdings, LP, or our operating partnership, as borrower, and certain of our subsidiaries, or the subsidiary guarantors, and us, collectively as guarantors, entered into a credit agreement, or the Credit Agreement, with Bank of America, N.A., or Bank of America, as administrative agent, swing line lender and letters of credit issuer; KeyBank, National Association, or KeyBank, as syndication agent and letters of credit issuer; Merrill Lynch, Pierce, Fenner & Smith Incorporated, as joint lead arranger and joint bookrunner; KeyBanc Capital Markets, as joint lead arranger and joint bookrunner; and the lenders named therein, to obtain a revolving line of credit with an aggregate maximum principal amount of $100,000,000, or the Line of Credit. We are not affiliated with Bank of America, KeyBank, Merrill Lynch, Pierce, Fenner & Smith Incorporated or KeyBanc Capital Markets. On August 25, 2016, we also entered into separate revolving notes, or the Revolving Notes, with each of Bank of America and KeyBank, whereby we promised to pay the principal amount of each revolving loan and accrued interest to the respective lender or its registered assigns, in accordance with the terms and conditions of the Credit Agreement. The proceeds of loans made under the Line of Credit may be used for general working capital (including acquisitions), capital expenditures and other general corporate purposes not inconsistent with obligations under the Credit Agreement. We may obtain up to $20,000,000 in the form of standby letters of credit and up to $25,000,000 in the form of swing line loans. The Line of Credit matures on August 25, 2019, and may be extended for one 12-month period during the term of the Credit Agreement subject to satisfaction of certain conditions, including payment of an extension fee.

The maximum principal amount of the Credit Agreement may be increased by up to $100,000,000, for a total principal amount of $200,000,000, subject to: (i) the terms of the Credit Agreement; and (ii) at least five business days’ prior written notice to Bank of America.

At our option, the Line of Credit bears interest at per annum rates equal to (a) (i) the Eurodollar Rate (as defined in the Credit Agreement) plus (ii) a margin ranging from 1.75% to 2.25% based on our Consolidated Leverage Ratio (as defined in the Credit Agreement), or (b) (i) the greater of: (1) the prime rate publicly announced by Bank of America, (2) the Federal Funds Rate (as defined in the Credit Agreement) plus 0.50%, (3) the one-month Eurodollar Rate plus 1.00%, and (4) 0.00%, plus (ii) a margin ranging from 0.55% to 1.05% based on our Consolidated Leverage Ratio. Accrued interest of the Line of Credit is payable monthly. The loans may be repaid in whole or in part without prepayment premium or penalty, subject to certain conditions.

We are required to pay a fee on the unused portion of the lenders’ commitments under the Credit Agreement at a per annum rate equal to 0.20% if the average daily used amount is greater than 50.0% of the commitments and 0.25% if the average daily used amount is less than or equal to 50.0% of the commitments, which fee shall be measured and payable on a quarterly basis.

The Credit Agreement contains various affirmative and negative covenants that are customary for credit facilities and transactions of this type, including limitations on the incurrence of debt by our operating partnership and its subsidiaries and limitations on secured recourse indebtedness. The Credit Agreement also imposes certain financial covenants based on the following criteria, which are specifically defined in the Credit Agreement: (a) Consolidated Leverage Ratio; (b) Consolidated Secured Leverage Ratio; (c) Consolidated Tangible Net Worth; (d) Consolidated Fixed Charge Coverage Ratio; (e) Unencumbered Indebtedness Yield; (f) Consolidated Unencumbered Leverage Ratio; (g) Consolidated Unencumbered Interest Coverage Ratio; (h) Secured Recourse Indebtedness; and (i) Consolidated Unsecured Indebtedness.

The Credit Agreement requires us to add additional subsidiaries as guarantors in the event the value of the assets owned by the subsidiary guarantors falls below a certain threshold as set forth in the Credit Agreement. In the event of default, Bank of America has the right to terminate its obligations under the Credit Agreement, including the funding of future loans, and to accelerate the payment on any unpaid principal amount of all outstanding loans and interest thereon. Additionally, in connection with the Credit Agreement, we also entered into a Pledge Agreement on August 25, 2016, pursuant to which we pledged the capital stock of our subsidiaries which own the real property to be included in the Unencumbered Property Pool, as such term is defined in the Credit Agreement. The pledged collateral will be released upon achieving a consolidated total asset value of at least $750,000,000.

The aggregate borrowing capacity under the Line of Credit was $100,000,000 as of August 26, 2016. There were no borrowings outstanding and $100,000,000 remained available under the Line of Credit as of August 26, 2016.

The material terms of the Credit Agreement, Revolving Notes and Pledge Agreement are qualified in their entirety by the agreements attached as Exhibits 10.2 through 10.5 to this Current Report on Form 8-K and incorporated herein by reference.

Item 8.01 Other Events.

On August 26, 2016, American Healthcare Investors, LLC, our co-sponsor, issued a press release announcing our Line of Credit, as defined in Item 2.03 above. A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1
First Amendment to Agreement of Sale dated August 25, 2016, between PJP Building Five, L.C., GAHC4 Charlottesville VA MOB, LLC and, solely with respect to the newly added Section 5.1.19, Worrell Land and Development Company, L.C.

10.2
Credit Agreement dated as of August 25, 2016, among Griffin-American Healthcare REIT IV Holdings, LP, Griffin-American Healthcare REIT IV, Inc. and certain subsidiaries, certain lender parties, Bank of America, N.A., KeyBank, National Association, Merrill Lynch, Pierce, Fenner & Smith Incorporated and KeyBanc Capital Markets

10.3	Revolving Note dated August 25, 2016, by Griffin-American Healthcare REIT IV Holdings, LP in favor of Bank of America, N.A.
10.4	Revolving Note dated August 25, 2016, by Griffin-American Healthcare REIT IV Holdings, LP in favor of KeyBank, National Association
10.5	Pledge Agreement dated August 25, 2016, between Griffin-American Healthcare REIT IV Holdings, LP and Bank of America, N.A.
99.1	American Healthcare Investors, LLC Press Release, dated August 26, 2016

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Griffin-American Healthcare REIT IV, Inc.
August 26, 2016
By:/s/ Jeffrey T. Hanson
Name: Jeffrey T. Hanson
Title: Chief Executive Officer

Exhibit Index

Exhibit No.	Description

10.1
First Amendment to Agreement of Sale dated August 25, 2016, between PJP Building Five, L.C., GAHC4 Charlottesville VA MOB, LLC and, solely with respect to the newly added Section 5.1.19, Worrell Land and Development Company, L.C.

10.2
Credit Agreement dated as of August 25, 2016, among Griffin-American Healthcare REIT IV Holdings, LP, Griffin-American Healthcare REIT IV, Inc. and certain subsidiaries, certain lender parties, Bank of America, N.A., KeyBank, National Association, Merrill Lynch, Pierce, Fenner & Smith Incorporated and KeyBanc Capital Markets

10.3	Revolving Note dated August 25, 2016, by Griffin-American Healthcare REIT IV Holdings, LP in favor of Bank of America, N.A.
10.4	Revolving Note dated August 25, 2016, by Griffin-American Healthcare REIT IV Holdings, LP in favor of KeyBank, National Association
10.5	Pledge Agreement dated August 25, 2016, between Griffin-American Healthcare REIT IV Holdings, LP and Bank of America, N.A.
99.1	American Healthcare Investors, LLC Press Release, dated August 26, 2016